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                                                                    4(ii)(a)(4)


                                                                  EXECUTION COPY
                                                                      [BORROWER]



                   LIMITED LIABILITY COMPANY PLEDGE AGREEMENT


                  THIS LIMITED LIABILITY COMPANY PLEDGE AGREEMENT ("AGREEMENT") is made as of February 25, 1999 by and between THE DELTA QUEEN STEAMBOAT CO., a Delaware corporation ("PLEDGOR"), and THE CHASE MANHATTAN BANK, as agent (the "AGENT"), for its benefit and the benefit of the other Holders of Secured Obligations (as such term is defined in the Credit Agreement referred to below). Capitalized terms used herein and not herein defined shall have the same meanings assigned to such terms in the Credit Agreement described below.

                  WHEREAS, the Pledgor, certain financial institutions (such financial institutions being herein referred to collectively as the "LENDERS"), and the Agent as one of the Lenders and as the agent for the Lenders are parties to that certain Credit Agreement dated as of February 25, 1999 (as such agreement may be amended, restated, supplemented or modified from time to time, the "CREDIT AGREEMENT"), pursuant to which the Lenders have agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Pledgor from time to time.

                  WHEREAS, it is a condition precedent to the making of the loans to the Pledgor under the Credit Agreement that this Agreement shall be executed and delivered by the Pledgor to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, and that this Agreement shall be in full force and effect.

                  WHEREAS, the Pledgor desires to secure its "LIABILITIES" (as hereinafter defined) by the grant to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations of a first priority security interest in the Pledged Collateral (as hereinafter defined).

                  ACCORDINGLY, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Pledgor pursuant to the Credit Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Agent hereby agree as follows:
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                  1. Pledge. (a) The Pledgor hereby pledges, grants and assigns to the Agent, for the benefit of the Agent and the other Holders of Secured Obligations, and grants to the Agent for the benefit of the Agent and the other Holders of Secured Obligations, a security interest in, the following (collectively, the "PLEDGED COLLATERAL"):

                  (i) The membership interests of Pledgor in each Subsidiary of the Pledgor organized as a limited liability company and listed on Exhibit A attached hereto and made a part hereof (the "LLC SUBSIDIARIES") now or at any time or times hereafter owned by the Pledgor, and any certificates representing such membership interests (such membership interests being identified on Exhibit A, all of the right, title and interest of the Pledgor in, to and under its respective percentage interest, shares or units as a member in each LLC Subsidiary, including, without limitation, Pledgor's interest in (or allocation of) the profits, losses, income, gains, deductions, credits or similar items of each LLC Subsidiary and the right to receive distributions of each LLC Subsidiary's cash, other property, assets, and all options and warrants for the purchase of membership interests, whether now existing or hereafter arising, whether arising under the terms of the Certificate of Formation, the Limited Liability Company Agreement or any of the other organizational documents (such documents hereinafter collectively referred to as the "OPERATING AGREEMENTS") of any LLC Subsidiary, or at law or in equity, or otherwise and any and all of the proceeds thereof (all of said membership interests, certificates, and warrants being hereinafter collectively referred to as the "PLEDGED MEMBERSHIP INTEREST") herewith delivered to the Agent accompanied by the certificates or other writings evidencing the same, accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Agent (such instruments being collectively referred to hereinafter as the "POWERS") duly executed in blank, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Membership Interest;

                  (ii) Any additional membership interests in each LLC Subsidiary from time to time acquired by the Pledgor in any manner, and any certificates representing such additional membership interests or any additional percentage interests, shares, units, options or warrants of membership interests in each LLC Subsidiary (any such additional interests shall constitute part of the Pledged Membership Interest and the Agent is irrevocably authorized to amend Exhibit A from time to time to reflect such additional interests), and all options, warrants, distributions, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and will promptly thereafter deliver to the Lender, a certificate duly executed by the Pledgor describing such percentage interests, certificates, units, options or warrants and certifying that the same have been duly pledged hereunder;


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                  (iii) The property and interests in property described in
Section 3 below; and

                  (iv) All proceeds of the foregoing.

         (b) In the event that the Pledgor shall acquire any membership interests (or other equity) of any additional Subsidiary formed or acquired as a limited liability company the membership interests of which are required to be pledged to the Agent hereunder pursuant to Section 6.10 of the Credit Agreement, the Pledgor shall execute and deliver to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, a supplement to this Agreement in the form of Exhibit B attached hereto (the "Supplement"), shall describe such membership interests on Annex A thereto and shall deliver to the Agent therewith all certificates and other writings representing such membership interests in such Subsidiary, accompanied by duly executed instruments of transfer or assignment duly executed in blank by the Pledgor, all within the time period prescribed by Section 6.10 of the Credit Agreement.

                  2. Security for Liabilities. The Pledged Collateral secures the prompt payment, performance and observance of (i) the Obligations and (ii) the Pledgor's obligations and liabilities under this Agreement and each agreement, document or instrument executed by the Pledgor pursuant to or in connection with this Agreement (all such obligations and liabilities of the Pledgor now or hereafter existing being hereinafter referred to as the "LIABILITIES").

                  3. Pledged Collateral Adjustments. If, during the term of this
Agreement:

                  (a) Any reclassification, readjustment or other change is declared or made in the capital structure of any LLC Subsidiary, or any option included within the Pledged Collateral is exercised, or both, or

                  (b) Any subscription, warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional membership interests, certificates, warrants, rights, options or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Agent under the terms of this Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 3 shall be deemed to permit any distribution, issuance of additional membership interests, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any LLC Subsidiary which is not expressly permitted in the Credit Agreement.

                  4. Subsequent Changes Affecting Pledged Collateral. The Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert,


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rights to subscribe, cash distributions or other distributions, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that neither the Agent nor any of the other Holders of Secured Obligations shall have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Agent may, after the occurrence of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Agent may at any time exchange certificates or instruments representing or evidencing Pledged Membership Interests for certificates or instruments of smaller or larger denominations.

                  5. Representations and Warranties. The Pledgor represents and warrants as follows:

                  (a) The Pledgor is the sole legal and beneficial owner of the membership interests in the LLC Subsidiaries pledged to the Agent pursuant to this Agreement;

                  (b) This Agreement has been duly and validly authorized, executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by moratorium laws from time to time in effect and general equitable principles;

                  (c) The Pledgor is the direct beneficial owner of the Pledged Collateral hereby pledged by it;

                  (d) The Pledgor owns such Pledged Collateral free and clear of any Lien, except for the pledge and security interest granted to the Agent and the other Holders of Secured Obligations pursuant to the Loan Documents;

                  (e) The Pledgor shall cause each LLC Subsidiary to make a notation on its records, which notation shall indicate the security interest granted hereby, and the Pledgor agrees to execute and file financing statements pursuant to the Uniform Commercial Code as the Agent may reasonably request to perfect the security interest granted hereby;

                  (f) The pledge of the Pledged Collateral by the Pledgor does not violate (1) the Operating Agreements of any LLC Subsidiary or any of the other organizational documents of any LLC Subsidiary; (2) the certificate of incorporation or by-laws of the Pledgor; (3) any indenture, mortgage, loan or credit agreement to which the Pledgor or any LLC Subsidiary is a party or by which any of their respective properties or assets


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         may be bound; or (4) any restriction on such transfer or encumbrance of such Pledged Collateral;

                  (g) Except as set forth in the Operating Agreements, there are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral;

                  (h) Except as set forth in the Operating Agreements, the Pledgor has the right to vote, pledge, assign and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens;

                  (i) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

                  (j) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Agent for the benefit of the Agent and the other Holders of Secured Obligations, securing the payment and performance of the Liabilities; and

                  (k) With respect to each LLC Subsidiary organized under the laws of Delaware, the pledge of the Pledged Collateral pursuant to this Agreement constitutes a complete assignment of the Pledged Collateral pursuant to 6 Del. Code Ann. Section 18-702 (1996).

                  6. Voting Rights and Other Powers. During the term of this Agreement, and except as provided in this Section 6 below, the Pledgor shall have (i) the right to vote the Pledged Membership Interest on all questions in a manner not inconsistent with the terms of this Agreement, the Credit Agreement and any other agreement, instrument or document executed pursuant thereto or in connection therewith, and (ii) the right to be the member and manager of each LLC Subsidiary, and shall be entitled to exercise all managerial, election and other rights relating to the Pledged Collateral. After the occurrence or during the continuance of an Event of Default, the Agent or the Agent's nominee may, at the Agent's or such nominee's option and following written notice ("ELECTION NOTICE") from the Agent to the Pledgor (x) exercise, or direct such Pledgor as to the exercise of (whereupon such Pledgor shall exercise as so directed), all voting, consent, managerial, election and other membership and manager rights to the Pledged Collateral of the Pledgor; such authorization shall constitute an irrevocable voting proxy from the Pledgor to the Agent or, at the Agent's option, to the Agent's nominee; and (y) exercise, or direct such Pledgor as to the exercise of (whereupon the Pledgor shall exercise as so directed), any and


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all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral of the Pledgor as if the Agent were the absolute owner thereof, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure so to do or delay in so doing. Under no circumstances shall the Agent have, or be deemed to have or to have had, any right to exercise, or to direct the Pledgor to exercise, any voting, managerial, election or other rights of an owner of the Pledged Collateral, or arising under the Pledged Collateral, unless and until the Agent shall have delivered to such Pledgor an Election Notice as described hereinabove.

                  7. Cash and Other Distributions. (a) So long as no Event of Default shall have occurred and be continuing:

                  (i) The Pledgor shall be entitled to receive and retain for its own account free and clear of the lien and security interest created by this Agreement any and all cash distributions and interest paid in respect of the Pledged Collateral (including a distribution of net cash flow) to the extent such distributions are not prohibited by the Credit Agreement, provided, however, that any and all

                           (A) distributions and interest paid or payable other
                  than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                           (B) other distributions paid or payable in cash with
                  respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                           (C) cash paid, payable or otherwise distributed with
                  respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

         shall be Pledged Collateral, and shall be forthwith delivered to the Agent to hold, for the benefit of the Agent and the other Holders of Secured Obligations, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Agent, for the benefit of the Agent and the other Holders of Secured Obligations, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

                  (ii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the distributions or interest payments which it is authorized to receive and retain pursuant to clause (i) above.


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         (b) After the occurrence and during the continuance of an Event of
Default:

                  (i) All rights of the Pledgor to receive the distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of the Agent and the other Holders of Secured Obligations, which shall thereupon have the sole right to receive and hold as Pledged Collateral such distributions and interest payments;

                  (ii) All distributions and interest payments which are received by the Pledgor contrary to the provisions of clause (i) of this Section 7(b) shall be received in trust for the Agent, for the benefit of the Agent and the other Holders of Secured Obligations, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

         (c) All sums of money that are delivered to the Agent pursuant to this
Section 7 shall be deposited into an interest bearing account with the Agent (the "CASH COLLATERAL ACCOUNT"). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including, without limitation, certificates of deposit issued by the Agent (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as "TIME DEPOSITS"), that are reasonably satisfactory to the Agent after consultation with the Pledgor. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds of any thereof are hereinafter referred to as the "Cash Collateral" and shall constitute Pledged Collateral hereunder. Except as otherwise expressly provided in Section 13, the Pledgor shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the agent to part with the Agent's possession of any instruments or other writings evidencing any Time Deposits.

                  8. Transfers and Other Liens. The Pledgor agrees that except as may be permitted by the Credit Agreement, it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Agent, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement. To the extent additional or different members of any LLC Subsidiary are permitted, Pledgor shall cause as a condition to permitting such entity to become a member that the new member consent to (i) the terms of this Agreement; (ii) the pledge and assignment of the Pledged Collateral; and (iii) the rights granted hereunder for the Agent to become the/a member of such LLC Subsidiary at its election.


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                  9. Remedies. (a) The Agent shall have, in addition to any
other rights given under this Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York. After the occurrence and during the continuance of an Event of Default and following written notice to the Pledgor, the Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash distributions and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though the Agent were the outright owner thereof and the sole member and manager of each LLC Subsidiary, the Pledgor hereby irrevocably constituting and appointing the Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so, such proxy being effective during the existence of an Event of Default and following written notice thereof; provided, however, that the Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. In addition, after the occurrence of an Event of Default, the Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Agent or which the Agent shall otherwise have the ability to transfer under applicable law, the Agent may, in its sole discretion, without notice except as specified below, after the occurrence of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent and each of the other Holders of Secured Obligations may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgor will pay to the Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Credit Agreement and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

                  (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in Section 25 below at least ten
(10)


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Business Days before the time of the sale or disposition; provided, however, that Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

                  (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after a Default, the Pledgor agrees that after the occurrence of an Event of Default, the Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

                  10. Security Interest Absolute. All rights of the Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (i) Any lack of validity or enforceability of the Credit Agreement or any other agreement or instrument relating thereto;

                  (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Credit Agreement;

                  (iii) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Liabilities; or

                  (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Liabilities or of this Agreement.

                  11. Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Agent its attorney-in-fact, with full authority, in the name of the Pledgor or otherwise, after the occurrence and during the continuation of an Event of Default, from time to time in the Agent's sole discretion, to take any action and to execute any instrument which the Agent may deem


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necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any cash distribution, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, to exercise all rights of a member and manager (upon the election of the Agent) such as all voting, consent, managerial and other member rights, and to arrange for the transfer of all or any part of the Pledged Collateral on the books of any LLC Subsidiary to the name of the Agent or the Agent's nominee.

                  12. Waivers; Marshalling. (a) The Pledgor waives presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or default with respect to any of the Liabilities and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.

         (b) Neither the Agent nor any other Holder of Secured Obligations shall be required to marshall any present or future collateral security for (including but not limited to this Agreement and the Pledged Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such collateral security or other assurances of payment in any particular order. All of the Agent's rights hereunder and of the other Holders of Secured Obligations in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may, the Pledgor hereby irrevocably waives the benefits of all such laws.

                  13. Term. This Agreement shall remain in full force and effect until the Liabilities (other than continuing contingent indemnity obligations) have been fully and indefeasibly paid in cash and the Credit Agreement has terminated pursuant to its terms. Upon the termination of this Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Agent will release the security interest created hereunder and, if it then has possession of the Pledged Membership Interest or other Pledged Collateral, will promptly deliver the Pledged Membership Interest and the Powers or such other Pledged Collateral to the Pledgor.

                  14. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

                  15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Pledgor, the Agent, for the benefit of itself and the other Holders of Secured


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Obligations, and their respective successors and assigns. The Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

                  16. GOVERNING LAW. THE AGENT HEREBY ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE OTHER HOLDERS OF SECURED OBLIGATIONS, AT NEW YORK, NEW YORK BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN THE AGENT OR ANY OTHER HOLDER OF SECURED OBLIGATIONS AND THE PLEDGOR ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  17. Consent to Jurisdiction; Counterclaims; Forum Non Conveniens. (a) Exclusive Jurisdiction. Except as provided in subsection (b) of this Section 17, the Agent, on behalf of itself and the other Holders of Secured Obligations, and the Pledgor agree that all disputes between them arising out of or related to the relationship established between them in connection with this Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in New York, New York, but the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of New York, New York.

                  (b) Other Jurisdictions. The Agent shall have the right to proceed against the Pledgor or its real or personal property in a court in any location to enable the Agent to obtain personal jurisdiction over the Pledgor, to realize on the Pledged Collateral or any other security for the Liabilities or to enforce a judgment or other court order entered in favor of the Agent. The Pledgor shall not assert any permissive counterclaims in any proceeding brought by the Agent arising out of or relating to this Agreement.

                  (c) Venue; Forum Non Conveniens. Each of the Pledgor and the Agent, for itself and on behalf of the other Holders of Secured Obligations, waives any objection that it may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding is commenced in accordance with this Section 17.

                  18. Service of Process. The Pledgor waives personal service of any process upon it and, as security for the Liabilities, irrevocably appoints [The Prentice Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805], as its registered agent for the purpose of accepting service of process issued by any court.

                  19. WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE AGENT, FOR ITSELF AND ON BEHALF OF THE OTHER HOLDERS OF SECURED OBLIGATIONS, WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT OR ANY OTHER HOLDER OF SECURED OBLIGATIONS AND THE PLEDGOR ARISING OUT OF OR RELATED TO THE

TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. THE PLEDGOR, THE AGENT OR ANY OTHER HOLDER OF SECURED OBLIGATIONS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  20. Waiver of Bond. The Pledgor waives the posting of any bond otherwise required of the Agent in connection with any judicial process or proceeding to realize on the Pledged Collateral or any other security for the Liabilities, to enforce any judgment or other court order entered in favor of the Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement or any other agreement or document between the Agent and the Pledgor.

                  21. Advice of Counsel. The Pledgor represents and warrants to the Agent and the other Holders of Secured Obligations that it has consulted with its legal counsel regarding all waivers under this Agreement, including without limitation those under Section 12 and Sections 16 through 20 hereof, that it believes that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Agent and the other Holders of Secured Obligations to extend the indebtedness secured hereby.

                  22. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  23. Further Assurances. The Pledgor agrees that it will cooperate with the Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Agreement.

                  24. The Agent's Duty of Care. The Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law, including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Agent's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Agent's possession. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Liabilities secured hereby.

                  25. Notices. All notices and other communications required or desired to be served, given or delivered hereunder shall be made in the manner set forth in the Credit Agreement.

                  26. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent pursuant to the terms of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  27. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

                  28. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                  29. Merger. This Agreement represents the final agreement of the Pledgor, the Agent and the other Holders of Secured Obligations with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Pledgor and the Agent or any other Holder of Secured Obligations.

                  30. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  IN WITNESS WHEREOF, the Pledgor and the Agent have executed this Agreement as of the date set forth above.

                                    THE DELTA QUEEN STEAMBOAT CO.



                                    By: /s/ JORDAN B. ALLEN
                                       ------------------------------
                                    Name: Jordan B. Allen
                                    Title: Executive Vice President

                                    THE CHASE MANHATTAN BANK,
                                       as Agent


                                    By: /s/ STEVEN J. FALISKI
                                       ------------------------
                                    Name: Steven J. Faliski
                                         ----------------------
                                    Title: Vice President
                                          ---------------------

                                 ACKNOWLEDGMENT


                  The undersigned hereby acknowledges receipt of a copy of the foregoing Agreement, agrees promptly to note on its books the security interests and assignment granted under such Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Agreement in connection with the registration of any Pledged Collateral in the name of the Agent or its nominee or the exercise of voting rights by the Agent or its nominee.


                                        GREAT RIVER CRUISE LINE, L.L.C.
                                        By: The Delta Queen Steamboat Co.,
                                            a Managing Member


                                            By: /s/ JORDAN B. ALLEN
                                               ------------------------------
                                            Name: Jordan B. Allen
                                            Title: Executive Vice President


                                        By: DQSB II, Inc., a Managing Member


                                            By: /s/ JORDAN B. ALLEN
                                               ------------------------------
                                            Name: Jordan B. Allen
                                            Title: Executive Vice President

                                 ACKNOWLEDGMENT


                  The undersigned hereby acknowledges receipt of a copy of the foregoing Agreement, agrees promptly to note on its books the security interests and assignment granted under such Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Agreement in connection with the registration of any Pledged Collateral in the name of the Agent or its nominee or the exercise of voting rights by the Agent or its nominee.


                                   GREAT OCEAN CRUISE LINE, L.L.C.
                                   By:      The Delta Queen Steamboat Co.,
                                            a Managing Member

                                            By: /s/ JORDAN B. ALLEN
                                               ------------------------------
                                            Name: Jordan B. Allen
                                            Title: Executive Vice President




                                   By:      DQSB II, Inc., a Managing Member

                                            By: /s/ JORDAN B. ALLEN
                                               ------------------------------
                                            Name: Jordan B. Allen
                                            Title: Executive Vice President

                                     CONSENT


                  The undersigned hereby acknowledges receipt of a copy of the foregoing Agreement and consents to the pledge by The Delta Queen Steamboat Co. of its membership interests in GRCL and GOCL to the Agent.


                                         DQSB II, INC.


                                         By:___________________________
                                         Name:  Jordan B. Allen
                                         Title: Executive Vice President

                                    EXHIBIT A
                                       to
                   LIMITED LIABILITY COMPANY PLEDGE AGREEMENT
                        dated as of February _____, 1999



                          Pledged Membership Interests


                                                Percentage of
                                              Membership Interest
Name                                             of the Pledgor
----                                          -------------------
Great River Cruise Line, L.L.C.                      99%

Great Ocean Cruise Line, L.L.C.                      99%

                                    EXHIBIT B

                                   SUPPLEMENT
                                       to
                   LIMITED LIABILITY COMPANY PLEDGE AGREEMENT


                  This Supplement is made as of           ,           to the
Limited Liability Company Pledge Agreement dated as of February   , 1999 (as
amended, supplemented, modified or restated from time to time, the "LLC Pledge Agreement"), by and between THE DELTA QUEEN STEAMBOAT CO., a Delaware corporation (the "Pledgor") and THE CHASE MANHATTAN BANK, as Agent, for its benefit and the benefit of the other Holders of Secured Obligations (as such term is referred to and defined in the "Credit Agreement" referred to below).

                  RECITALS: The Pledgor, certain Lenders and the Agent are parties to that certain Credit Agreement dated as of February , 1999, (as amended, supplemented, modified or restated from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Credit Agreement or the LLC Pledge Agreement). Pursuant to Section 1(b) of the LLC Pledge Agreement, the Pledgor is required to execute and deliver to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, this Supplement and all of the membership interests of the Subsidiaries listed on Annex 1 attached hereto, together with any certificate or other writing representing such membership interests.

                  ACCORDINGLY, the Pledgor agrees with the Agent as follows:

                  1. Pledge of Membership Interests. The membership interests of each of the Subsidiaries described on Annex 1 hereto, together with any certificates representing such membership interest and delivered to the Agent herewith (the "Pledged Interests") shall constitute "Pledged Collateral" as defined in the LLC Pledge Agreement as if such membership interests had originally been described on Exhibit A to the LLC Pledge Agreement, shall be subject to the pledge and security interest created by, and all other terms, conditions and covenants contained in, the LLC Pledge Agreement, and shall secure the payment and performance of the Obligations as provided in the LLC Pledge Agreement.

                  2. Representations and Warranties. The representations and warranties of the Pledgor contained in Section 5 of the LLC Pledge Agreement are true and correct in all material respects with respect to the Pledged Interests as of the date hereof.

                                       THE DELTA QUEEN STEAMBOAT CO.



                                       By: __________________________
                                           Name:
                                           Title:

                                 ACKNOWLEDGMENT


                  The undersigned hereby acknowledges receipt of a copy of the foregoing Supplement, agrees promptly to note on its books the security interests and assignment granted under such Supplement, and waives any rights or requirement at any time hereafter to receive a copy of such Supplement in connection with the registration of any Pledged Collateral in the name of the Agent or its nominee or the exercise of voting rights by the Agent or its nominee.


                                  [SUBSIDIARY]
                                  By:  [                ], a Managing Member

                                           By:  _________________________
                                           Name:
                                           Title:


                                  By:  [                ], a Managing Member

                                           By:  _________________________
                                           Name:
                                           Title:

                                     CONSENT


                  The undersigned hereby acknowledges receipt of a copy of the foregoing Supplement and consents to the pledge by The Delta Queen Steamboat Co. of its membership interests in [SUBSIDIARY NAME] to the Agent.


                                            [OTHER MEMBER]


                                            By:___________________________
                                            Name:
                                            Title:

                                     ANNEX 1
                                       to
                                   SUPPLEMENT
                                       to
                   LIMITED LIABILITY COMPANY PLEDGE AGREEMENT

                          Pledged Membership Interests


                                                               Percentage of
                                                             Membership Interest
[SUBSIDIARY NAME]                                              of the Pledgor
-----------------                                            -------------------
